Filed Pursuant to Rule 424(b)(3) Registration No. 333-59761

PROSPECTUS SUPPLEMENT TO
PROSPECTUS DATED JULY 31, 1998

THE HAIN CELESTIAL GROUP, INC.

Common Stock

        In February 2000, Argosy-Hain Warrant Holdings, L.P., one of the parties named as a selling stockholder in our prospectus dated July 31, 1998, distributed warrants to purchase 131,832 shares of our common stock (the “Argosy-Hain Warrants”) to Dean C. Kehler.

        Argosy Investment Corp. , one of the parties named as a selling stockholder in our prospectus dated July 31, 1998, distributed warrants to purchase 36,667 shares of our common stock (the “AIC Warrants”) to Mr. Kehler in April 2000.

        Mr.  Kehler beneficially owns 327,182 shares of our common stock (including the 168,499 shares issuable upon exercise of the Argosy-Hain Warrants and the AIC Warrants).

        The aggregate of 168,499 shares of common stock issuable upon the exercise of the Argosy-Hain Warrants and the exercise of the AIC Warrants will be offered for the account of Mr. Kehler.

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See “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference therein for a discussion of certain factors which should be considered in an investment of securities offered hereby.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

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The date of this prospectus supplement is March 16, 2004.

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